UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014 (December 29, 2014)

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Company Simplifies Board Structure as Part of Sponsor’s Corporate Governance Initiative

On December 29, 2014, the board of directors (the “Board”) of American Realty Capital Hospitality Trust, Inc. (the “Company”) implemented certain changes to the composition of the Board consistent with its sponsor’s year-long initiative to further enhance the corporate governance profiles of its various sponsored programs, including promoting or appointing experienced management, mitigating potential conflicts, reducing complexity and minimizing overlap among directors of its sponsored programs.

Appointment of William M. Kahane as Executive Chairman to Replace Nicholas S. Schorsch

On December 29, 2014, the Board appointed William M. Kahane, currently a member of the Board, to serve as executive chairman of the Board, effective as of that same date. In connection with Mr. Kahane’s appointment as executive chairman of the Board, Nicholas S. Schorsch resigned from his role as chairman of the Board. Mr. Schorsch did not resign pursuant to any disagreement with the Company. There are no related party transactions involving Mr. Kahane that are reportable under Item 404(a) of Regulation S-K except as described in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2014.

Simultaneously with the resignation of Mr. Schorsch, the Board took action to reduce the number of directors constituting the entire board to four directors pursuant to Article III, Section 2 of the Company’s bylaws, with such reduction in size of the board being effective immediately following the resignation of Mr. Schorsch.

Appointment of Stanley R. Perla as Lead Independent Director

In addition, on December 29, 2014, the Board appointed Stanley R. Perla, currently an independent director and chairman of the Company’s audit committee, as lead independent director. The Board has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on the Board’s meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise assumes such responsibilities as may be assigned to him by the Board. Consistent with current practices, the Company will compensate Mr. Perla for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Lead Independent Director Compensation for Mr. Perla

In addition to base independent director compensation which includes a $30,000 annual retainer, certain per meeting compensation and reimbursements, Mr. Perla will receive $55,000 annually for serving as the Company’s lead independent director.

Item 8.01. Other Events.

On December 30, 2014, AR Capital, LLC, the parent of the sponsor of the Company, issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by AR Capital, LLC on December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: December 30, 2014	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President